Exhibit 99.1

Allied Esports Entertainment Announces Fourth Quarter and Full Year 2021
Financial Results

New York, NY (May 25, 2022) – Allied Esports Entertainment, Inc. (NASDAQ: AESE) (the “Company” or “AESE”), a global esports entertainment company, today announced financial results for the fourth quarter and fiscal year ended December 31, 2021, as well as an update on key business initiatives. This release refers to “continuing” and “discontinued” operations due to the sale of the Company’s subsidiaries owning and operating its poker-related business, the World Poker Tour® (“World Poker Tour,” or “WPT®") on July 12, 2021. Unless otherwise noted, results presented in this release relate to the continuing operations of the Company and its Allied Esports business, and excludes the operations of the World Poker Tour, which are classified as discontinued operations of the Company.

Commenting on the fourth quarter 2021 results and strategic process, the Company’s Interim CEO, Lyle Berman, said, “As our Esports operations continue to recover from the effects of the COVID-19 pandemic, our process to explore strategic alternatives for the business is gaining traction and we are in active discussions with several interested parties. We ended the year with a cash position of nearly $98 million, including restricted cash, and we are continuing to identify opportunities to invest this cash to acquire or merge with an existing business, along with any cash from any sale of the Esports business.”

Mr. Berman continued, “Over the past several months, we have reviewed the merits of a number of potential target investment opportunities with our financial and legal advisors. Our due diligence and the continued sourcing of other opportunities remains ongoing. We continue to work with a sense of urgency in these efforts and we are very focused on finding the absolute best opportunity available to maximize value for our shareholders.”

Fourth Quarter 2021 Financial Results

Revenues: Total revenues of $1.9 million increased 108% for the fourth quarter of 2021 compared to the fourth quarter of 2020. This was driven by the increased foot traffic at the Company’s HyperX Arena Las Vegas due to the increased number of events, as well as encouraging results from the Company’s Multiplatform Content pillar of the business.

Costs and expenses: Total costs and expenses for the fourth quarter of 2021 were $5.7 million, a decrease of 64% compared to the fourth quarter of 2020. Costs and expenses decreased primarily due to the impairment of investments and property and equipment that were charged to operations in the prior year period. The decrease was somewhat offset by an increase in in-person expenses due to the recovery of live in-person events.

Net loss for the fourth quarter of 2021 was $6.3 million compared to a net loss of $18.9 million in the prior year period.

Adjusted EBITDA loss was $2.1 million for the fourth quarter of 2021 compared to a loss of $7.8 million in the fourth quarter of 2020. A reconciliation of the GAAP-basis net loss to adjusted EBITDA is provided in the table at the end of this press release.

Full Year 2021 Financial Results

Revenues: Total revenues of $5.0 million increased 54% in 2021 compared to 2020. This was driven by the increased foot traffic at the Company’s HyperX Arena Las Vegas due to the increased number of events and the end of capacity COVID-19 pandemic-related restrictions and social distancing measures, as well as encouraging results from the Company’s Multiplatform Content pillar of the business.

Costs and expenses: Total costs and expenses in 2021 were $20.7 million, a decrease of 41% compared to 2020. Costs and expenses decreased primarily due to the aforementioned impairment of investments and property and equipment that were charged to operations in the prior year period.

Net income was $62.9 million in 2021 compared to a net loss of $45.1 million in 2020. The improvement was primarily driven by the gain on the sale of the WPT during the third quarter of 2021.

Adjusted EBITDA loss was $11.1 million in 2021 compared to a loss of $21.7 million in 2020. A reconciliation of the GAAP-basis net loss to adjusted EBITDA is provided in the table at the end of this press release.

Balance Sheet

As of December 31, 2021, the Company had a cash position of $97.9 million, including $5.0 million of restricted cash compared to $5.4 million at December 31, 2020, which also included $5.0 million of restricted cash. As of December 31, 2021, the gross principal amount of bridge and convertible debt had been paid-off compared to a balance of $3.4 million as of December 31, 2020. As of December 31, 2021, the Company had approximately 39.1 million shares of outstanding common stock.

Operational Update

During the fourth quarter of 2021, Allied Esports produced 110 events, including 29 proprietary events and 81 third-party online and in-person productions.

The Company continued to produce strong results in the quarter in both its in-arena and online proprietary offerings, with over 17,000 total players competing in both online and in-arena events, a company record.

Third party events were up 14% quarter over quarter, driven by a 24% increase in third party events and productions booked at the HyperX Arena Las Vegas. In addition, AE Studios, the Company’s new original content, storytelling and production services arm, streamed ten episodes of CelebriTee Showdown for Twitch on its TwitchSports channel. Subsequent to the end of the fourth quarter, AE Studios debuted ELEVATED Presented by Progressive Insurance, an all-new original content series designed to help up-and-coming Twitch streamers break through the clutter, get discovered and grow their audiences. The initial four-episode run in March 2022 delivered 10.4 million views.

The Allied Esports Trucks were active during the fourth quarter of 2021, and were deployed at the following events: eNASCAR Arcade at NASCAR Cup Series events in Talladega, Kansas City, Martinsville and Phoenix; Poznan Game Arena in Poznan, Poland and at the Cotton Bowl at AT&T Stadium in Arlington, Texas. In addition, subsequent to the end of the fourth quarter of 2021, the Company announced the renewal of their partnership with NASCAR to bring the eNASCAR Arcade on the Allied Esports Truck to 17 race weekends across the 2022 NASCAR Cup Series.

Also subsequent to the end of the fourth quarter of 2021, the Company announced that it has now joined the NFT market with the sale of its first collection on the Ethereum Blockchain, EPICBEAST. EPICBEAST NFTs leverage the recent addition of digital ownership empowered by the blockchain and its impact on developing digital communities. The Company expects to deliver utility and value to holders via access to Allied Esports-backed events and future metaverse experiences, monthly live streams, customizable merchandise and collectibles.

Corporate Developments

As previously announced, during the fourth quarter of 2021 AESE engaged The Benchmark Company, LLC to serve as the Company’s exclusive financial advisor in connection with a potential business combination transaction. The Company has reviewed a number of potential target investment opportunities over the past several months, and due diligence, as well as the continued sourcing of other opportunities, remains ongoing. AESE intends to provide further updates in due course when appropriate.

Additionally, as previously announced, the Company remains in the process of exploring strategic options for the Esports business and intends to provide further updates in due course when appropriate.

Fourth Quarter and Full Year 2021 Conference Call

The Company will host a conference call today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its fourth quarter and full year 2021 financial results. Participants may join the conference call by dialing 1-877-407-0792 (United States) or 1-201-689-8263 (International).

A live webcast of the conference call will also be available on the Company’s Investor Relations site at http://ir.alliedesportsent.com. Additionally, financial information presented on the call will be available on Allied Esports’ Investor Relations site. For those unable to participate in the conference call, a telephonic replay of the call will also be available shortly after the completion of the call, until 11:59 p.m. ET on Wednesday, June 8, 2022, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 13730215.

About Allied Esports Entertainment

Allied Esports Entertainment, Inc. (NASDAQ: AESE) is a global esports entertainment venture dedicated to providing transformative live experiences, multiplatform content and interactive services to audiences worldwide. For more information, visit alliedesports.gg.

Non-GAAP Financial Measures

As a supplement to our financial measures presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

The Company provides net income (loss) and earnings (loss) per share in accordance with GAAP. In addition, the Company provides EBITDA (defined as GAAP net income (loss) from continuing operations before interest (income) expense, income taxes, depreciation, and amortization). The Company defines “Adjusted EBITDA” as EBITDA excluding certain non-cash charges, such as stock-based compensation, inducement expense, extinguishment losses and impairment losses, but also excluding certain non-recurring items, such as the forgiveness of loans from the Paycheck Protection Program (PPP).

In the future, the Company may also consider whether other items should also be excluded in calculating the non-GAAP financial measures used by the Company. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure the Company’s financial and operating performance. In particular, these measures facilitate comparison of our operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company’s core business, operating results, or future outlook. Additionally, we consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Internally, management uses these non-GAAP financial measures, along with others, in assessing the Company’s operating results, measuring compliance with any applicable requirements of the Company’s debt financing agreements in place at such time, as well as in planning and forecasting.

The Company’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and our non-GAAP definitions of the “EBITDA” and “Adjusted EBITDA” do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but include or exclude different items, which may not provide investors a comparable view of the Company’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering the Company’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Forward Looking Statements

This communication contains certain forward-looking statements under federal securities laws. Forward-looking statements may include our statements regarding our goals, beliefs, strategies, objectives, plans, including product and service developments, future financial conditions, results or projections or current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of such terms, or other comparable terminology. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in these forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: the ability to meet Nasdaq’s continued listing standards; our ability to execute on our business plan; the ability to retain key personnel; potential litigation; general economic and market conditions impacting demand for our services; a change in our plans to retain the net cash proceeds from the WPT sale transaction; our inability to enter into one or more future acquisition or strategic transactions using the net proceeds from the WPT sale transaction; and our ability, or a decision not to pursue strategic options for the esports business. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. The business and operations of AESE are subject to substantial risks, which increase the uncertainty inherent in the forward-looking statements contained in this communication. Except as required by law, we undertake no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Further information on potential factors that could affect our business and results is described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on or about May 25, 2022, as well as subsequent reports we file with the SEC. Readers are also urged to carefully review and consider the various disclosures we made in such Annual Report on Form 10-K and in subsequent reports with the SEC.

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Investor Contact:

Lasse Glassen

Addo Investor Relations

lglassen@addo.com

424-238-6249

Media Contact:

Brian Fisher

Allied Esports Entertainment

brian@alliedesports.com

Allied Esports Entertainment, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31,
	2021	2020
Assets
Current Assets
Cash	$92,887,030	$424,223
Accounts receivable	389,040	271,142
Prepaid expenses and other current assets	984,777	909,766
Assets of discontinued operations	-	45,363,817
Total Current Assets	94,260,847	46,968,948
Restricted cash	5,000,000	5,000,000
Property and equipment, net	6,136,893	9,275,729
Intangible assets, net	26,827	30,818
Deposits	379,105	625,000
Total Assets	$105,803,672	$61,900,495
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$341,161	$901,353
Accrued expenses and other current liabilities	2,966,245	1,987,017
Accrued expenses - related party	1,800,000	-
Accrued interest, current portion	-	152,899
Due to affiliates	-	9,433,975
Deferred revenue	141,825	57,018
Bridge note payable	-	1,421,096
Convertible debt, curent portion	-	1,000,000
Convertible debt, related party, current portion	-	1,000,000
Loans payable, current portion	-	539,055
Liabilities of discontinued operations	-	9,169,247
Total Current Liabilities	5,249,231	25,661,660
Deferred rent	1,907,634	1,693,066
Accrued interest, non-current portion	-	193,939
Convertible debt, net of discount, non-current portion	-	578,172
Loans payable, non-current portion	-	368,074
Total Liabilities	7,156,865	28,494,911
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.0001 par value; 100,000,000 shares authorized, 39,116,907 and 38,506,844 shares issued and outstanding at December 31, 2021 and 2020, respectively	3,912	3,851
Additional paid in capital	197,784,972	195,488,181
Accumulated deficit	(99,411,683)	(162,277,414)
Accumulated other comprehensive income	269,606	190,966
Total Stockholders’ Equity	98,646,807	33,405,584
Total Liabilities and Stockholders’ Equity	$105,803,672	$61,900,495

Allied Esports Entertainment, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenues:
In-person	$1,573,478	$714,228	$4,201,259	$2,988,363
Multiplatform content	371,097	221,491	754,781	222,442
Total Revenues	1,944,575	935,719	4,956,040	3,210,805
Costs and Expenses:
In-person (exclusive of depreciation and amortization)	1,245,776	673,684	3,688,527	2,808,648
Multiplatform content (exclusive of depreciation and amortization)	172,465	54,256	386,723	54,256
Online operating expenses	68,388	37,725	202,396	186,702
Selling and marketing expenses	77,989	74,888	294,417	259,892
General and administrative expenses	3,325,151	3,514,616	12,850,567	16,283,617
Depreciation and amortization	809,955	894,473	3,305,895	3,609,480
Impairment of investment in ESA	-	5,000,000	-	6,138,631
Impairment of property and equipment	-	5,595,557	-	5,595,557
Total Costs and Expenses	5,699,724	15,845,199	20,728,525	34,936,783
Loss From Operations	(3,755,149)	(14,909,480)	(15,772,485)	(31,725,978)
Other Income (Expense):
Gain on forgiveness of PPP loans and interest	-	-	912,475	-
Other income (expense), net	(496)	181,447	68,917	176,015
Conversion inducement expense	-	-	-	(5,247,531)
Extinguishment loss on acceleration of debt redemption	-	(1,704,493)	-	(3,438,261)
Interest expense	659	(2,515,059)	(268,752)	(5,548,583)
Total Other Income (Expense)	163	(4,038,105)	712,640	(14,058,360)
Loss from continuing operations	(3,754,986)	(18,947,585)	(15,059,845)	(45,784,338)
(Loss) income from discontinued operations, net of tax provision:
(Loss) income from discontinued operations before the sale of WPT	-	94,830	66,741	725,508
Gain on sale of WPT	(2,570,894)	-	77,858,835	-
Income from discontinued operations	(2,570,894)	94,830	77,925,576	725,508
Net income (loss)	$(6,325,880)	$(18,852,755)	$62,865,731	$(45,058,830)
Basic and Diluted Net (Loss) Income per Common Share
Continuing operations	$(0.10)	$(0.54)	$(0.39)	$(1.60)
Discontinued operations, net of tax	$(0.07)	$0.00	$2.00	$0.03
Weighted Average Number of Common Shares Outstanding:
Basic	39,036,907	35,168,132	39,004,317	28,687,361
Diluted	39,036,907	35,168,132	39,004,317	28,687,361
Comprehensive Loss
Net Income (Loss)	$(6,325,880)	$(18,852,755)	$62,865,731	$(45,058,830)
Other comprehensive (loss) income:
Foreign currency translation adjustments	43,151	9,241	78,640	54,789
Total Comprehensive Income (Loss)	74,280,563	(6,503,519)	$62,944,371	$(45,004,041)

RECONCILIATION OF GAAP NET LOSS FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA

EBITDA and Adjusted EBITDA are non-GAAP financial measures and should not be considered as a substitute for net income (loss), operating income (loss) or any other performance measure derived in accordance with United States generally accepted accounting principles (“GAAP”) or as an alternative to net cash provided by operating activities as a measure of AESE’s profitability or liquidity. AESE’s management believes EBITDA and Adjusted EBITDA are useful because they allow external users of its financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate its operating performance, compare the results of its operations from period to period and against AESE’s peers without regard to AESE’s financing methods, hedging positions or capital structure and because it highlights trends in AESE’s business that may not otherwise be apparent when relying solely on GAAP measures. AESE presents EBITDA and Adjusted EBITDA because it believes EBITDA and Adjusted EBITDA are important supplemental measures of its performance that are frequently used by others in evaluating companies in its industry. Because EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income (loss) and may vary among companies, the EBITDA and Adjusted EBITDA AESE presents may not be comparable to similarly titled measures of other companies. AESE defines EBITDA as earnings before interest, income taxes, depreciation and amortization of intangibles. AESE defines Adjusted EBITDA as EBITDA excluding stock-based compensation, gain on forgiveness of PPP loans, transaction costs and other charges relate to sale of WPT, impairment losses, conversion inducement expenses and extinguishment losses.

The following table presents a reconciliation of EBITDA and Adjusted EBITDA from net loss, AESE’s most directly comparable financial measure calculated and presented in accordance with GAAP.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2021	2020	2021	2020
Continuing operations
Net loss from continuing operations	$(3,754,986)	$(18,947,585)	$(15,059,845)	$(45,784,338)
Interest expense, net	659	(2,515,059)	(268,752)	(5,548,583)
Federal, state, and foreign taxes	-	-	(48,400)	167,410
Depreciation and amortization	809,955	894,473	3,305,895	3,609,480
EBITDA	(2,944,372)	(20,568,171)	(12,071,102)	(47,556,031)
Stock compensation	842,511	483,753	1,923,873	5,396,393
PPP loan forgiveness	-	-	(912,475)	-
Extinguishment loss on acceleration of debt redemption	-	1,704,493	-	3,438,261
Impairment expense	-	10,595,557	-	11,734,188
Conversion inducement expense	-	-	-	5,247,531
Adjusted EBITDA	$(2,101,861)	$(7,784,368)	$(11,059,704)	$(21,739,658)